SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☐
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Webster Financial Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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March 19, 2004

To the Shareholders of
Webster Financial Corporation:

          You are cordially invited to attend the Webster Financial Corporation Annual Meeting of Shareholders to be held on Thursday, April 22, 2004, at 4:00 p.m., at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702.

          At the Annual Meeting, you will be asked: (i) to elect three directors to serve for three-year terms; (ii) to ratify the appointment of KPMG LLP as independent auditors of Webster for the year ending December 31, 2004; and (iii) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

          The Board of Directors unanimously recommends that you vote FOR the election of all the Board’s nominees for election as directors and FOR each of the other proposals listed above. We encourage you to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting. Also enclosed is our 2003 annual report to shareholders.

          It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your common shares via a toll-free telephone number or on the Internet or you may complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope. If you attend the meeting and prefer to vote in person, you may do so.

Sincerely,

/s/ James C. Smith

James C. Smith
Chairman and Chief Executive Officer

WEBSTER FINANCIAL CORPORATION
Webster Plaza
Waterbury, Connecticut 06702
800-325-2424

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 22, 2004

To the Shareholders of
Webster Financial Corporation:

          NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of Webster Financial Corporation (“Webster”) will be held on Thursday, April 22, 2004, at 4:00 p.m., local time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702, for the following purposes:

          1. Election of Directors. To elect three directors to serve for three-year terms (Proposal 1);

          2. Ratification of Appointment of Auditors. To ratify the appointment by the Board of Directors of KPMG LLP as independent auditors of Webster for the fiscal year ending December 31, 2004 (Proposal 2); and

          3. Other Business. To transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of Webster’s Board of Directors.

          The Board of Directors has fixed the close of business on February 27, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments of the meeting.

By order of the Board of Directors

/s/ James C. Smith

James C. Smith
Chairman and Chief Executive Officer

Waterbury, Connecticut
March 19, 2004

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR COMMON SHARES VIA THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, THE INTERNET OR BY MAIL.

WEBSTER FINANCIAL CORPORATION
Webster Plaza
Waterbury, Connecticut 06702
800-325-2424

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 22, 2004

Solicitation, Voting and Revocability of Proxies

          This Proxy Statement (the “Proxy Statement”) is being furnished to the shareholders of Webster Financial Corporation, a Delaware corporation (“Webster” or the “Corporation”), as part of the solicitation of proxies by its Board of Directors from holders of its outstanding shares of common stock, par value $.01 per share (the “Common Stock”), for use at the Annual Meeting of Shareholders of Webster to be held on Thursday, April 22, 2004, at 4:00 p.m., local time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702 (the “Annual Meeting”) and at any adjournments of the meeting. The Proxy Statement, together with the enclosed proxy card, is being mailed to shareholders of Webster on or about March 19, 2004.

          The Annual Meeting has been called for the following purposes: (i) to elect three directors to serve for three-year terms (Proposal 1); (ii) to ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent auditors of Webster for the year ending December 31, 2004 (Proposal 2); and (iii) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

          If you vote using the enclosed form of proxy, your shares will be voted in accordance with the instructions indicated. Executed but unmarked proxies will be voted FOR the election of the Board’s nominees as directors and FOR the ratification of the appointment of Webster’s independent auditors. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The proxies confer discretionary authority to vote on any matter of which Webster did not have notice at least 30 days prior to the date of the Annual Meeting.

          The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder’s proxy. A shareholder may, however, revoke a proxy at any time before it is voted (i) by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Terrence K. Mangan, Senior Vice President, Investor Relations, Webster Financial Corporation, Webster Plaza, Waterbury, Connecticut 06702, (ii) by re-voting by telephone or on the Internet, or (iii) by attending the Annual Meeting and voting in person.

          The cost of soliciting proxies for the Annual Meeting will be borne by Webster. In addition to use of the mails, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. Webster also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from those beneficial owners and will reimburse those holders for their reasonable expenses incurred in that connection. Webster also has retained Morrow & Co., Inc., a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $7,000, plus reimbursement of certain out-of-pocket expenses.

          Who Can Vote. The securities which can be voted at the Annual Meeting consist of shares of Common Stock of Webster with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares. The Board of Directors has fixed the close of business on February 27, 2004 as the record date for the determination of shareholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 11,944 holders of record of the 46,282,601 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

          Voting. If your Common Stock is held by a broker, bank or other nominee (i.e., in “street name”), you should receive instructions from that person or entity that you must follow in order to have your shares of Common Stock voted. If you hold your Common Stock in your own name and not through a broker or another nominee, you may vote your shares of Common Stock:

•	by using the toll-free telephone number listed on the proxy card,

•	by using the Internet website listed on the proxy card,

•	by signing, dating and mailing the proxy card in the enclosed postage-paid envelope, or

•	by attending the Annual Meeting and voting in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Common Stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors.

          Vote by Telephone. If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote your shares of Common Stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 8:00 a.m. (E.D.T.) on April 22, 2004. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

          Vote by Internet. If you hold your Common Stock in your own name and not through your broker or another nominee, you can choose to vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 8:00 a.m. (E.D.T.) on April 22, 2004. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

          Vote by Mail. You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage paid envelope.

          The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting for the election of directors and the ratification of the appointment of the Corporation’s independent auditors. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote. The affirmative vote of the majority of the votes cast is required to ratify the appointment of the Corporation’s independent auditors. Shareholders’ votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

          A copy of our annual report to shareholders for the fiscal year ended December 31, 2003 and a copy of our annual report on Form 10-K accompany this Proxy Statement. Webster is required to file an annual report on Form 10-K for its 2003 fiscal year with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K by writing to Terrence K. Mangan, Senior Vice President, Investor Relations, Webster Financial Corporation, Webster Plaza, Waterbury, Connecticut 06702. Our 2003 annual report to shareholders and our Form 10-K also are available on our website, www.wbst.com.

ELECTION OF DIRECTORS
(Proposal 1)

          At the Annual Meeting, three directors will be elected to serve for three-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

          The Board of Directors currently consists of 9 members, and is divided into three classes, of three directors, respectively. The term of office of only one class of directors expires in each year, and their successors are elected for terms of up to three years and until their successors are elected and qualified.

Information as to Nominees and Other Directors

          The following table sets forth the names of the Board of Directors’ nominees for election as directors and the current directors of Webster. Also set forth is certain other information with respect to each such person’s age at December 31, 2003, the periods during which such person has served as a director of Webster and positions currently held with Webster and its wholly owned subsidiary, Webster Bank.

				Positions
				Held with
	Age at	Director	Expiration	Webster and	Committee
	12/31/2003	Since	of Term	Webster Bank	Membership
Director Nominees for a Three-Year Term:

Joel S. Becker	55	1986	2004	Director	Compensation; Nominating and Corporate Governance

William T. Bromage	58	2001	2004	President, Chief Operating Officer and Director; Vice Chairman of Webster Bank	—

James C. Smith	54	1986	2004	Chairman, Chief Executive Officer and Director	Executive (Chairman)

Directors:

George T. Carpenter	63	1998	2005	Director	Executive; Compensation

John J. Crawford	59	1996	2005	Lead Director	Executive; Audit, Nominating and Corporate Governance; Compensation (Chairman)

Roger A. Gelfenbien	60	2003	2006	Director	Audit; Compensation

Robert A. Finkenzeller	53	1986	2006	Director	Audit; Nominating and Corporate Governance (Chairman)

C. Michael Jacobi	61	1993	2005	Director	Executive; Audit (Chairman)

Laurence C. Morse	52	2004	2006	Director	—

          Joel S. Becker is Chairman of the Board and Chief Executive Officer of Torrington Supply Co., Inc., a Waterbury, Connecticut based wholesale distributor of plumbing, heating, and industrial pipe valve and fitting supplies to contractors and industry. Mr. Becker is a member of the Compensation Committee and the Nominating and Corporate Governance Committee.

          William T. Bromage is President, Chief Operating Officer and a director of Webster and Webster Bank and Vice Chairman of Webster Bank. Mr. Bromage was elected President in April 2000 and Chief Operating Officer in January 2002. From September 1999 to April 2000, he served as Senior Executive Vice President, Business Banking and Corporate Development of Webster and Webster Bank. From May 1996 to August 1999, Mr. Bromage served as Executive Vice President, Business Banking of Webster and Webster Bank.

          George T. Carpenter has been President and Treasurer of S. Carpenter Construction Co. and Carpenter Realty Co. since 1977, which firms are headquartered in Bristol, Connecticut. Mr. Carpenter is a director of the Barnes Group, Inc., a manufacturer of springs and aircraft parts and a distributor of automobile parts, which is headquartered in Bristol, Connecticut. Prior to the acquisition of Eagle by Webster in April 1998, Mr. Carpenter served as a director of Eagle since 1988 and a director of Eagle Bank or one of its predecessors since 1972. Mr. Carpenter is a member of the Executive Committee and the Compensation Committee.

          John J. Crawford is President of Strategem LLC, a New Haven, Connecticut based company which provides consulting services to the business and not-for-profit community on business and financial strategies. Mr. Crawford served as President, Chief Executive Officer and a director of Aristotle Corporation, a Connecticut based education training company, from October 1992 through December 2002. Mr. Crawford continues to serve on the Board of Directors of Aristotle Corporation. From 1994 until December 2000, he served as President and Chief Executive Officer of the South Central Connecticut Regional Water Authority, New Haven, Connecticut. Mr. Crawford is Lead Director, Chairman of the Compensation Committee, and a member of the Executive Committee, the Audit Committee, and the Nominating and Corporate Governance Committee.

          Robert A. Finkenzeller is President of Eyelet Crafters, Inc., a Waterbury, Connecticut based company that manufactures deep drawn metal parts for the cosmetics, writing instrument and drapery hardware fields. Mr. Finkenzeller is Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee.

          Roger A. Gelfenbien was the Managing Partner in Andersen Consulting’s (now Accenture) Hartford, Connecticut office from 1989 until his retirement in 1999. His experience with Andersen Consulting included participation on engagements for several State of Connecticut agencies, local governments, insurance companies and banks. Mr. Gelfenbien is a certified public accountant. He served as Chairman of the University of Connecticut Board of Trustees from July 1997 to June 2003 and participated in the development of UConn 2000, a major state-funded capital program with the purpose of revitalizing the University and its main campus. Mr. Gelfenbien is a member of the Audit Committee and the Compensation Committee.

          C. Michael Jacobi is President, Chief Executive Officer and a director of Katy Industries, Inc., a public company headquartered in Middlebury, Connecticut engaged in the design, manufacture and distribution of maintenance and electrical products. Mr. Jacobi has been associated with Katy Industries since June 2001. From October 1999 until April 2000 he was Chairman of Timex Watches Limited (India), a public company headquartered in New Delhi, India and from July 1999 until April 2000 he was Chairman and Chief Executive Officer of Beepware Paging Products, L.L.C., Waterbury, Connecticut, a company jointly owned by Timex Corporation and Motorola, Inc. Mr. Jacobi served as President, Chief Executive Officer and a director of Timex Corporation, headquartered in Middlebury, Connecticut from December 1993 to August 1999. Mr. Jacobi is a certified public accountant. He is a member of the board of directors and chairman of the audit committee of Corrections Corporation of America (CCA), a publicly held company headquartered in Nashville, Tennessee engaged in the ownership and management of prisons for the federal, state and local governments and is a member of the board of directors of Invisible Technologies, Inc., a privately held company headquartered in Garrett, Indiana engaged in the design, manufacture and distribution of electronic training products for sporting dogs and pet companion dogs under the brand names Innotek and Invisible Fence. He is Chairman of the Audit Committee and a member of the Executive Committee.

          Laurence C. Morse is the co-founder and co-managing partner of Fairview Capital Partners, Inc., in Farmington, Connecticut, an investment management firm established in 1994 that oversees venture capital funds, some of which invest capital in venture capital partnerships and similar investment vehicles that provide capital primarily to minority-controlled companies. Mr. Morse is a director and current chairman of The National Association of Investment Companies, a private, not-for-profit trade association that represents 40 private equity and specialty finance investment firms.

          James C. Smith is Chairman, Chief Executive Officer and a director of Webster and Webster Bank, having been elected Chairman in 1995 and Chief Executive Officer in 1987. Mr. Smith joined Webster Bank in 1975, and was elected President, Chief Operating Officer and a director of Webster Bank in 1982 and of Webster in 1986. Mr. Smith served as President of Webster and Webster Bank until April 2000. Mr. Smith, who served as a member of the Board of Directors of the American Bankers Association until December 2002, is Chairman of the Corporate Governance Task Force of the American Bankers Association. He is a director of MacDermid, Incorporated (NYSE: MRD), a manufacturer and wholesaler of specialty chemical products, and St. Mary’s Hospital, located in Waterbury, Connecticut. Mr. Smith is co-chair of the Governor’s Council on Economic Competitiveness and Technology in Connecticut, and is active in numerous community and economic development organizations. Mr. Smith is Chairman of the Executive Committee.

          Michael G. Morris, whose term was set to end at the 2006 Annual Meeting, resigned from the Board of Directors effective as of January 26, 2004, in order to take the job of Chairman, President and Chief Executive Officer at American Electric Power, a public company headquartered in Columbus, Ohio. The Board of Directors greatly appreciates the service and contributions of Mr. Morris to the success of Webster.

          The Board of Directors has determined that, except as noted below, all of the members of the Board are “independent directors” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange. The Board of Directors based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the Board of Directors.

          Mr. Smith and Mr. Bromage are not considered independent because they are executive officers of the Corporation and the Bank.

          During 2003, Webster held 9 meetings of its Board of Directors. Each incumbent director attended at least 75 percent of the aggregate of (i) the total number of meetings held by the Board of Directors during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the individual served during the period that the individual served.

Certain Board Committees; Nominations by Shareholders

          The Board of Directors has adopted a charter for each of the Audit, Compensation, Nominating and Corporate Governance, and Executive committees, as well as corporate governance guidelines that address the make-up and functioning of the Board of Directors and qualification guidelines for board members. The Board of Directors has also adopted a code of business conduct and ethics that applies to all employees, officers and directors. Beginning on or before the date of the 2004 Annual Meeting, you can find links to these materials on the Corporation’s website at: www.wbst.com.

          You can also obtain a printed copy of any of the materials referred to above, without charge, by contacting us at the following address:

Webster Financial Corporation
Webster Plaza
Waterbury, Connecticut 06702
Attn: Harriet Munrett Wolfe, Esq.
Executive Vice President, General Counsel and Secretary

          The Board of Directors has appointed a standing Audit Committee that oversees the Corporation’s financial reporting process, the system of internal financial and accounting controls, the audit process, and compliance with applicable laws and regulations. The Audit Committee reviews the Corporation’s annual financial statements, including management’s discussion and analysis, and regulatory examination findings. The Audit Committee recommends the appointment of independent auditors and is responsible for the oversight of the Corporation’s independent auditors. A copy of the Audit Committee’s charter which has been adopted by the Board of Directors is attached at the end of this Proxy Statement. During 2003, the Audit Committee held 6 meetings. The members of the Audit Committee currently are Messrs. Jacobi (Chairman), Crawford, Finkenzeller and Gelfenbien. Each of the members of the Audit Committee meets the independence requirements of the rules of the New York Stock Exchange and applicable rules and regulations of the Securities and Exchange Commission. The Board of Directors has determined that each of the members of the Audit Committee is financially literate and that Mr. Jacobi is an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K, and “independent” for purposes of current New York Stock Exchange listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

          The Board of Directors has appointed a Compensation Committee. The Committee reviews employee compensation on an annual basis and makes recommendations to the non-employee members of the Board of Directors regarding compensation, including the granting of stock options and restricted stock under Webster’s 1992 Stock Option Plan, and administered Webster’s Qualified Performance-Based Compensation Plan. The Committee also makes recommendations to the non-employee members of the Board of Directors concerning long-term incentive awards. All recommendations of the Compensation Committee regarding the compensation and long-term incentive awards of executive officers are subject to approval by the non-employee members of Webster’s Board of Directors which has ultimate responsibility over such matters. During 2003, the Compensation Committee held 3 meetings. The members of the Compensation Committee currently are Messrs. Crawford (Chairman), Becker, Carpenter, Gelfenbien and Dr. Bizzozero. Dr. Bizzozero is a member of the Board of Directors of Webster Bank.

          The Board has appointed a Nominating and Corporate Governance Committee that has overall responsibility for recommending corporate governance process and board operations for the Corporation. The Nominating and Corporate Governance Committee identifies director candidates, reviews the qualifications and experience of each person considered as a nominee for election or reelection as a director, and recommends director nominees to fill vacancies on the Board and for approval by the Board of Directors and the shareholders. During 2003, the Nominating and Corporate Governance Committee held 4 meetings. The members of the Nominating and Corporate

Governance Committee are Messrs. Finkenzeller (Chairman), Becker, Crawford, Gerwig and McCarthy. Messrs. Gerwig and McCarthy are members of the Board of Directors of Webster Bank.

          The Board of Directors has determined that all of the Directors who serve on the Audit, Compensation, and Nominating and Corporate Governance committees are “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange.

          The Board of Directors believes that it should be composed of directors with diverse experience in business and in areas that are relevant to the Corporation, and that directors should, at a minimum, possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of the shareholders. Directors should also have an objective perspective and practical wisdom, and should be willing and able to devote the required amount of time to Webster’s business.

          When considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee takes into account a number of factors, including the following:

•	Independence from management;

•	Judgment, skill, integrity and reputation;

•	Relevant specific industry experience;

•	Age, gender and ethnic background;

•	Current position with another business or entity;

•	Potential conflicts of interests with other pursuits; and

•	Existing ties to the Corporation’s and Bank’s markets.

          When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others, including third party search firms. The Committee will review the qualifications and experience of each candidate. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election. During 2003, a third party search firm was utilized in connection with the appointment of Mr. Morse in 2004.

          Webster’s Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of Webster. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Webster not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders. If less than 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received by Webster not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on February 20, 2004 and by filing a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission on February 20, 2004. The Nominating and Corporate Governance Committee will consider candidates for director suggested by shareholders applying the criteria for candidates described above and considering the additional information required by Article III, Section 13 of Webster’s Bylaws, which must be set forth in a shareholder’s notice of nomination. Section 13 of Webster’s Bylaws requires that the notice include: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Webster which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving notice (i) the name and address, as they appear on Webster’s books, of such shareholder and (ii) the class and number of shares of Webster which are beneficially owned by such shareholder.

Shareholder Communications with Directors

          The Corporation’s shareholders who want to communicate with the Board of Directors or any individual Director can write to:

Webster Financial Corporation
Lead Director of the Board of Directors
P.O. Box 1074
170 Orange Street
New Haven, CT 06504

All communications received (except for communications that are primarily commercial in nature or relate to an improper or irrelevant topic) will be forwarded to the full Board.

Director Attendance at Annual Meetings

          Webster typically schedules a meeting of the Board of Directors in conjunction with the annual meeting and expects that the Board of Directors will attend, absent a valid reason, such as a previously scheduled conflict. Last year, with the exception of former director Mr. Michael Morris, all of the individuals then serving as directors attended the annual meeting.

          The Board of Directors recommends that shareholders vote FOR the election of all of its director nominees.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Named Executive Officers of Webster Financial Corporation

          The following table sets forth information regarding the named executive officers of Webster Financial Corporation at December 31, 2003.

	Age as of
Name	December 31, 2003	Positions with Webster and Webster Bank
William T. Bromage	58	President and Chief Operating Officer and Director; Vice Chairman, Webster Bank

William J. Healy	59	Executive Vice President and Chief Financial Officer

Peter K. Mulligan	59	Senior Executive Vice President, Retail Banking

Joseph J. Savage	51	Executive Vice President, Commercial Banking

James C. Smith	54	Chairman, Chief Executive Officer and Director

Provided below is biographical information for each of Webster’s named executive officers, other than Messrs. Bromage and Smith. For information regarding Messrs. Bromage and Smith, see “Election of Directors — Information as to Nominees and Other Directors.”

William J. Healy is Executive Vice President and Chief Financial Officer of Webster and Webster Bank, positions he has held since March 2001. Prior to joining Webster, Mr. Healy was the Executive Vice President and Chief Financial Officer for Summit Bancorp, a bank holding company in Princeton, New Jersey.

Peter K. Mulligan was Senior Executive Vice President, Retail Banking of Webster and Webster Bank from July 2000 until December 2003. Mr. Mulligan retired as an executive officer effective December 31, 2003 and is currently employed as an internal consultant for Webster. From 1995 until July 2000, he served as Executive Vice President, Consumer and Small Business Banking of Webster and Webster Bank.

Joseph J. Savage is Executive Vice President of Webster Financial Corporation and Executive Vice President, Commercial Banking for Webster Bank. He joined Webster in April 2002. Prior to joining Webster, Mr. Savage was Executive Vice President of the Communications and Energy Banking Group for CoBank in Denver, Colorado from 1996 to April 2002.

Executive Compensation

          The following table sets forth the compensation paid by Webster or Webster Bank for services rendered in all capacities to Webster and its subsidiaries during 2003, 2002, and 2001 to the Chief Executive Officer of Webster and to each of the other four most highly compensated executive officers of Webster serving at December 31, 2003 (the “named executive officers”). Webster has not granted any stock appreciation rights to its executive officers.

Summary Compensation Table

				Long-Term
		Annual Compensation		Compensation Awards
						Securities
Name and				Restricted Stock		Underlying	All Other
Principal Positions	Year	Salary ($)(a)	Bonus ($)(b)	Award(s) ($) (c)		Options (#)	Compensation ($)(e)
James C. Smith	2003	$722,250	$611,800	$449,032		65,728	$84,086
Chairman, Chief Executive	2002	619,000	557,100	324,513		62,525	77,052
Officer and Director	2001	595,000	693,800	748,035	(d)	61,975	76,798

William T. Bromage	2003	$413,019	$276,000	$200,466		29,343	$46,895
President and Chief Operating	2002	359,000	269,300	156,842		30,219	38,854
Officer and Director	2001	345,000	338,200	378,750	(d)	29,950	35,736

William J. Healy	2003	$307,789	$127,780	$79,394		11,619	$34,102
Executive Vice President and	2002	286,000	200,200	99,959		19,259	25,534
Chief Financial Officer (f)	2001	194,617	238,700	266,197		34,100	9,082

Peter K. Mulligan	2003	$279,808	$265,700	0		0	$34,881
Senior Executive Vice	2002	260,000	238,400	$147,262		17,508	28,891
President, Retail Banking	2001	250,000	225,100	218,813	(d)	17,350	28,320

Joseph J. Savage	2003	$259,038	$221,163	$94,504		11,004	$17,644
Executive Vice President,	2002	153,231	104,500	134,472		21,496	30,053
Commercial Banking (g)	2001	—	—	—		—	—

(a)	Actual salary paid in calendar year 2003 varies from annual salary rate due to timing of pay cycles and the occurrence of an extra pay period in 2003. The annual base salary rates for Messrs. Smith, Bromage, Healy, Mulligan and Savage are $700,000, $400,000, $297,000, $270,000 and $250,000, respectively.

(b)	Mr. Smith received a bonus under the Qualified Performance-Based Compensation Plan of $611,800, representing 92% of the target percent of annual salary amount. Messrs. Bromage, Healy, Mulligan and Savage received bonuses under the Annual Incentive Plan of $276,000, $127,780, $265,700, and $221,163, respectively. The bonuses were paid in cash, except for Mr. Savage, whose bonus was paid in a combination of cash and restricted stock.

2003 Bonuses
(Dollars in Thousands)

	Target %				Restricted
	of Annual		Total		Stock
Name	Salary	Target $	Bonus	Cash Payment	Payment
James C. Smith	95.0%	$665.0	$611.8	$611.8	$0.0
William T. Bromage	75.0%	$300.0	$276.0	$276.0	$0.0
William J. Healy	70.0%	$207.9	$127.8	$127.8	$0.0
Peter K. Mulligan	70.0%	$189.0	$265.7	$265.7	$0.0
Joseph J. Savage	65.0%	$162.5	$221.1	$201.8	$19.3

The general terms of the Qualified Performance-Based Compensation Plan and the Annual Incentive Plan are described below in “Compensation Committee Report on Executive Compensation.”

(c)	Granted under the 1992 Stock Option Plan. As of December 31, 2003, the executive officers held the following shares of unvested restricted stock: Mr. Smith, 43,186 shares with a value of $1,980,510; Mr. Bromage, 20,718 shares with a value of $950,127; Mr. Healy, 12,814 shares with a value of $587,650; Mr. Mulligan, 11,039 shares with a value of $506,249; and Mr. Savage, 5,343 shares with a value of $245,030. The values of these shares are based on the closing price of the Corporation’s Common Stock on the New York Stock Exchange of $45.86, on December 31, 2003. Dividends are paid on a quarterly basis.

(d)	Amount includes restricted stock grants related to the one-time conversion in 2001, of previously earned bonuses from cash to restricted stock upon the discontinuation of a previous bonus plan.

(e)	All Other Compensation includes amounts contributed or allocated, as the case may be, to the Webster Bank 401(k) plan (the “401(k) Plan”), the Webster Bank non-contributory employee stock ownership plan (the “ESOP”), the supplemental matching contributions account of the Webster Bank nonqualified supplemental retirement plan, and cash dividends paid on restricted stock on behalf of each executive officer. It also includes a car allowance for each executive officer and a premium on a life insurance policy for Mr. Smith. For 2003 matching contributions made by Webster Bank to the 401(k) Plan on behalf of Messrs. Smith, Bromage, Healy, Mulligan and Savage were $4,810, $6,000, $4,569, $6,000, and $3,400, respectively. In 2003, no shares of Webster common stock were allocated pursuant to the ESOP. Webster Bank also allocated to the supplemental matching contributions accounts of Messrs. Smith, Bromage, Healy, and Mulligan, $32,380, $14,470, $9,240, and $7,854, respectively, pursuant to the Webster Bank nonqualified supplemental retirement plan. In 2003, Messrs. Smith, Bromage, Healy, Mulligan and Savage received cash dividends on restricted stock of $31,111, $15,210, $9,078, $9,811, and $3,028, respectively.

(f)	Mr. Healy joined Webster on March 30, 2001.

(g)	Mr. Savage joined Webster on April 24, 2002.

          Executive officers are eligible to participate in Webster Bank’s nonqualified deferred compensation plan. Under the terms of the plan, executive officer participants may elect to defer all or any portion of their bonuses. Deferred amounts are credited by Webster, Webster Bank, or an affiliate (as applicable) to bookkeeping reserve accounts for each participant. Such accounts, plus accrued interest, are payable upon termination of service, disability or death of the participant, in a lump sum or in ten annual installments at the participant’s election. For 2003, none of the executive officers elected to defer the bonus portion of his annual compensation.

Option Grants

          The following table contains information with respect to grants of stock options to each of the named executive officers during the year ended December 31, 2003.

Option Grants during 2003

	Individual Grants (a)
	Number of	% of Total
	Securities	Options
	Underlying	Granted to
	Options	Employees	Exercise	Expiration	Grant Date
Name	Granted (#) (b)	in Fiscal Year	Price ($/sh)	Date	Present Value ($) (c)
James C. Smith	65,278	14.23%	$45.55	12/15/13	$898,173
William T. Bromage	29,343	6.35%	$45.55	12/15/13	$400,972
William J. Healy	11,619	2.52%	$45.55	12/15/13	$158,774
Peter K. Mulligan	—	—	—	—	—
Joseph J. Savage	11,004	2.38%	$45.55	12/15/13	$150,370

(a)	All option grants were made at 100% of the fair market value of the Common Stock on the date of grant. Options not immediately exercisable may become exercisable in full, or with respect to certain option grants, in part, under certain circumstances when a “change in control” of Webster or Webster Bank has occurred.

(b)	Options will become exercisable based on the following vesting schedule: one-fourth vests after one year; one-fourth vests after two years; one-fourth vests after three years and the remaining one-fourth vests after four years.

(c)	Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an employee may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an employee will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on assumptions as to variables such as the expected term of the option, the risk-free interest rate for the expected term of the option (based upon the rate available on the date of grant on a zero-coupon U.S. government issue), stock price volatility (based on the Corporation’s historical stock price over a range of years), and the expected future estimated dividend yield (based upon the dividend yield at date of grant).

Option Exercises and Holdings

          The following table sets forth information with respect to each of the named executive officers concerning the exercise of stock options during 2003 and the value of all unexercised options held by each of such individuals at December 31, 2003.

Aggregated Option Exercises in 2003
and Fiscal Year-End Option Values

				Value of
			Number of	Unexercised
			Securities Underlying	In-the-Money
	Shares		Unexercised Options at	Options at
	Acquired	Value	December 31, 2003 (#)	December 31, 2003 ($)
Name	on Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable (a)
James C. Smith	52,632	$2,140,706	924,957/174,596	$18,019,743/	$1,541,230
William T. Bromage	0	—	206,655/81,957	$4,605,676/	$744,092
William J. Healy	0	—	4,815/55,163	$54,217/	$624,823
Peter K. Mulligan	0	—	136,527/30,481	$3,208,366/	$425,802
Joseph J. Savage	0	—	3,031/29,469	$34,129/	$177,858

(a)	Based on the closing sales price of Webster Common Stock on the New York Stock Exchange on December 31, 2003 of $45.86, less the exercise price, of all unexercised stock options having an exercise price less than such market value.

Retirement Plans

          Webster Bank maintains a defined benefit pension plan (the “Pension Plan”) for eligible employees of Webster Bank and the subsidiaries of Webster Bank and Webster. The Pension Plan is a qualified plan under the Internal Revenue Code of 1986, as amended (the “Code”), and complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended. All employees are eligible to participate in the Pension Plan upon attaining age 21 and completing one year of service.

          Benefits under the Pension Plan are funded solely by contributions made by Webster Bank. Under the Pension Plan’s benefit formula, a participant’s monthly normal retirement benefit will equal the sum of: (a) his or her accrued benefit as of December 31, 1986 (adjusted through August 31, 1996 to reflect certain future increases in compensation), plus (b) the sum of 2% of the participant’s monthly compensation for each year of credited service beginning on or after January 1, 1987. In general, benefits may not be based on more than 30 years of credited service. The normal form of benefit is an annuity for the participant’s lifetime with a minimum of 120 monthly payments guaranteed. A Pension Plan participant becomes 100% vested in the benefits under the Pension Plan upon completion of five years of service. Benefit payments to a participant or beneficiary may commence upon a participant’s early retirement date (age 55), normal retirement date (generally age 65), deferred retirement date or death. Participants may elect to receive their benefits in one of several optional forms, including a lump sum or periodic payments during the participant’s lifetime or during the lifetime of the participant and his or her surviving spouse or designated beneficiary. The lump sum option has been eliminated for benefits earned after January 26, 1998.

          The Board of Directors of Webster Bank has adopted a nonqualified supplemental retirement plan (the “Supplemental Plan”), which was amended and restated effective January 1, 2003 for certain management and other highly compensated employees who are also participants in the Pension Plan. The Supplemental Plan provides supplemental retirement income benefits that are not currently available because annual compensation in excess of $205,000 (subject to cost of living increases) may not be used in the calculation of retirement benefits under the Code and because annual pension benefits are currently subject to a maximum of $165,000 (subject to cost of living increases). Annual compensation for the Supplemental Plan is defined as base pay plus annual bonus, whereas bonuses used in the Pension Plan are limited to a percentage of base pay. In addition, the current Chairman and CEO and the current President receive a benefit at age 65 equal to 60% of the average of the highest compensation during five consecutive calendar years, reduced by benefits from the Pension Plan, Social Security, and the pension plan of prior employers. It is also reduced in the event of retirement before age 65. Benefits under the Supplemental Plan are payable in monthly installments.

          The estimated annual benefits payable from the Pension Plan upon retirement at normal retirement age for Messrs. Smith, Bromage, Healy, Mulligan and Savage are $109,620, $56,030, $31,900, $53,910 and $60,370, respectively. In addition, the estimated annual supplemental retirement income benefits payable to Messrs. Smith, Bromage, Healy, Mulligan and Savage upon retirement at normal retirement age under the Supplemental Plan are $635,590, $278,090, $42,520, $58,100 and $18,080, respectively.

          In addition, the Supplemental Plan also provides certain management and other highly compensated employees who are participants in the 401(k) plan with supplemental matching contributions. Annual compensation for this matching contribution includes bonuses, whereas bonuses are not included as compensation in the 401(k) plan. The annual allocation to the supplemental matching accounts of the participants in this plan are included in the Summary Compensation Table. See Executive Compensation — Summary Compensation Table.

Compensation of Directors

          During 2003, each non-employee director of Webster received an annual retainer of 564 shares of Webster Common Stock pursuant to the 2001 Directors Retainer Fees Plan, which provides for the payment of annual retainer fees to non-employee directors in shares of Common Stock as adopted by shareholders at the 2001 Annual Meeting (the “Fees Plan”). Under the Fees Plan, each non-employee director is granted shares of Common Stock equal to the annual retainer (currently $20,000) divided by the average four quarter value as of the grant date. The average four quarter value is based on the average of the closing prices of Common Stock at the end of the four calendar quarters preceding the grant date, which is the date of each annual meeting of shareholders. Shares of Common Stock granted under the Fees Plan are subject to vesting requirements and other substantial risks of forfeiture.

          In addition, during 2003, for the period between January 1, 2003 to April 24, 2003, each non-employee director received $1,000 for each Webster or Webster Bank Board meeting attended, $750 for each committee meeting attended and $500 for each telephonic Webster or Webster Bank Board meeting and $375 for each telephonic committee meeting called by Webster. Each non-employee director of both Webster and Webster Bank received a total of $1,500 for separate Board meetings of Webster and Webster Bank that were held on the same day. Effective April 24, 2003, each non-employee director received $1,250 for each Webster or Webster Bank Board meeting attended, $1,000 for each committee meeting attended and $625 for each telephonic Webster or Webster Bank Board meeting and $500 for each telephonic committee meeting called by Webster. Each non-employee director of both Webster and Webster Bank received a total of $1,750 for separate Board meetings of Webster and Webster Bank that were held on the same day.

          In 2003, the Chairman of the Audit Committee received an annual retainer of $10,000 and the Chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee received annual retainers of $5,000 each. The Lead Director received an annual retainer of $20,000.

          Non-employee directors of Webster receive no other additional compensation for serving as directors or committee members of Webster Bank. Employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster or its subsidiaries.

          Directors are eligible to participate in Webster Bank’s nonqualified deferred compensation plan. Under the terms of the plan, director participants may elect to defer all or any portion of their directors’ fees. Deferred amounts are credited by Webster Bank to bookkeeping reserve accounts for each participant. Such accounts, plus accrued interest, are payable upon termination of service, disability or death of the participant, in a lump sum or in ten annual installments at the participant’s election.

          The Board of Directors of Webster adopted in 1992, with shareholder approval, the 1992 Stock Option Plan for the benefit of directors, officers and other full-time employees of Webster and its subsidiaries. Options granted to non-employee directors in 2003 may be exercised at any time after one year from the date of grant. During 2003, each non-employee director of Webster received a discretionary option grant under the 1992 Stock Option Plan of 4,000 shares. During 2003, each non-employee director of Webster Bank, who was not also a director of Webster, received a discretionary option grant under the 1992 Stock Option Plan of 2,000 shares.

          The Board of Directors of Webster established stock ownership guidelines for non-employee directors in 2004 to more closely align non-employee directors’ interests with those of the Corporation’s shareholders. The guidelines require non-employee directors to own Webster common stock with a market value equal to at least $100,000. The non-employee directors meet the guidelines by agreeing to hold all long-term incentives which include vested restricted stock and exercised stock options (net of taxes) until they achieve the required threshold of Webster common stock.

Employment Agreements

          Webster and Webster Bank have employment agreements with Messrs. Smith, Healy, Bromage and Savage. Webster and Webster Bank entered into employment agreements with Messrs. Smith and Bromage effective January 1, 1998, with Mr. Healy effective March 30, 2001, and with Mr. Savage effective April 24, 2002. Webster also entered into change of control employment agreements with Messrs. Smith and Bromage effective December 15, 1997, with Mr. Healy effective March 30, 2001, and Mr. Savage effective April 24, 2002. Mr. Smith serves as Chairman, Chief Executive Officer and a director of both Webster and Webster Bank; Mr. Bromage serves as President, Chief Operating Officer and a director of Webster and Webster Bank and Vice Chairman of Webster Bank; Mr. Healy serves as Executive Vice President and Chief Financial Officer of both Webster and Webster Bank; and Mr. Savage serves as Executive Vice President, Commercial Banking of both Webster and Webster Bank. Webster also entered into similar agreements with named executive officer Peter K. Mulligan. Mr. Mulligan retired as an executive officer effective December 31, 2003 and his employment agreements terminated in connection with the retirement. Mr. Mulligan is currently employed by Webster as an internal consultant.

          Under their respective employment agreements, each executive officer may receive annual cost of living increases and may also receive a merit increase as determined by the Boards of Directors of Webster and Webster Bank. Each executive officer is eligible to receive discretionary bonuses as may be authorized by the Boards of Directors of Webster and Webster Bank and shall be eligible to participate in any plan of Webster or Webster Bank relating to stock options, stock purchases, pension, thrift, employee stock ownership, group life insurance and medical coverage or other retirement or employee benefits that Webster or Webster Bank has adopted or may adopt for the benefit of its executive employees. In addition, each executive officer is provided with an automobile allowance for business use. Messrs. Smith’s and Bromage’s employment agreements provide for initial terms of three years ending December 31, 2000 with renewals for one additional year following each anniversary date with the approval of the Board of Directors, unless the executive officer gives written notice to the contrary. The employment agreements of Messrs. Smith and Bromage have been renewed each year as of each anniversary date. Mr. Healy’s employment agreement provides for an initial term ending December 31, 2003 with renewals for one additional year following each anniversary date with the approval of the Board of Directors, unless the executive officer gives written notice to the contrary. Mr. Healy’s employment agreement was renewed for one additional year on December 31, 2003. Mr. Savage’s employment agreement provides for an initial term ending December 31, 2004 with renewals for one additional year beginning on December 31, 2002 with the approval of the Board of Directors, unless the executive officer gives written notice to the contrary. Mr. Savage’s employment agreement was renewed for one additional year on December 31, 2003. Those agreements will terminate upon the “Effective Date” of their respective change of control employment agreements, which are discussed below. The 2004 base salaries for Messrs. Smith, Bromage, Healy and Savage are $724,500, $430,000, $300,000, and $258,800, respectively. Their salaries may not be reduced under the employment agreements without the consent of the executive officer.

          The Boards of Directors of Webster and Webster Bank may terminate the executive officer’s employment at any time during the term of an employment agreement. Unless the termination is for “cause” (as defined therein), the executive officers would be entitled (a) to receive a lump sum payment from Webster Bank equal to the sum of (x) the executive officer’s then current annual base salary and (y) the amount of any bonuses paid pursuant to Webster’s and Webster Bank’s annual incentive compensation plan during the then current fiscal year multiplied by a fraction the numerator of which is the number of full months during the then current fiscal year in which the executive officer was employed and the denominator of which is 12, and (b) subject to certain limitations, to continue to be entitled to medical and dental coverage for one year (or the remaining term of the agreement, if less) or until the executive officer accepts other employment on a substantially full time basis if earlier.

          If during the term of the employment agreement an executive officer terminates his employment without the consent of the Board of Webster or Webster Bank, then the employment agreement, among other things, would restrict him from having any other employment for one year or the remaining term of the agreement plus six months, whichever is less, with a commercial bank, savings bank, savings and loan association, or mortgage banking company, or a holding company affiliate of any of the foregoing, which has an office out of which the executive officer would be primarily based, located within 35 miles of Webster Bank’s home office.

          Under the change of control employment agreements, Webster and Messrs. Smith, Bromage, Healy, and Savage, respectively, agreed that the employment of each executive officer would continue for a period of two years following the “Effective Date” under such agreements (the “Employment Period”). The “Effective Date” is generally the date on which a “change of control” (as defined below) of Webster occurs, except that, if the executive officer’s employment with Webster is terminated before a change of control at the request of a third party who is effecting a change of control or otherwise in connection with or in anticipation of a change of control, the Effective Date is the day before the date of such termination, provided, in either case, that the Effective Date occurs during the “change of control period” (defined for Messrs. Smith and Bromage as the two-year period ending on December 15, 2003, except that on December 15, 2002 and on each annual anniversary of such date, unless previously terminated, the change of control period will be extended automatically so as to terminate two years from such date, unless Webster has given the executive officer at least 60 days prior notice that the change of control period will not be so extended; for Mr. Healy as the two-year period ending on March 30, 2003, except that on March 30, 2002 and on each annual anniversary of such date, unless previously terminated, the change of control period will be extended automatically so as to terminate two years from such date, unless Webster has given the executive officer at least 60 days prior notice that the change of control period will not be so extended; and for Mr. Savage as the two-year period ending on April 24, 2004, except that on April 24, 2003 and on each annual anniversary of such date, unless previously terminated, the change of control period will be extended automatically so as to terminate two years from such date, unless Webster has given the executive officer at least 60 days prior notice that the change of control period will not be so extended). As noted above, upon the Effective Date under the change of control employment agreements, the employment agreements of these officers with Webster and Webster Bank will terminate and the change of control employment agreements will supersede those agreements.

          During the Employment Period, each executive officer will receive an annual base salary at a rate at least equal to 12 times his highest monthly base salary from Webster and its affiliated companies during the 12-month period before the Effective Date (including any salary that was earned but deferred). The base salary will be reviewed at least annually and will not be reduced from the amount then in effect. In addition, each executive officer shall be awarded for each fiscal year ending during the Employment Period an annual bonus in cash at least equal to his highest bonus under the Annual Incentive Plan or any comparable bonus under any predecessor or successor plan for the last three full fiscal years before the Effective Date. Each executive officer will be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of Webster and affiliated companies and the incentive, savings and retirement benefit opportunities afforded to the executive officer shall not be less favorable than those provided to him during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Each executive officer and his family also will be eligible to participate in and shall receive all welfare benefits (including medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance) applicable generally to other peer executives of Webster and affiliated companies and the welfare benefits provided to the executive officer shall not be less favorable than those provided to him during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Each executive officer will be entitled to prompt reimbursement of expenses and to fringe benefits during the Employment Period (including tax and financial planning services, payment of club dues and, if applicable, use of an automobile and payment of related expenses) in accordance with the most favorable policies in effect with respect to such matters for such executive officer during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Similar provisions will apply to the office, support staff and vacation time to be provided to the executive officers during the Employment Period.

          If the employment of the executive officer is terminated during the Employment Period by Webster without “cause” (as defined therein) and other than because of his “disability” (as defined therein) or by the executive officer with “good reason” (as defined therein), Webster will be required to pay the executive officer a lump sum cash amount equal to the sum of: (i) the sum of (a) his base salary through the termination date to the extent not previously paid, (b) a prorated bonus reflecting the number of days he was employed during the fiscal year based on the higher of the bonus required to be paid for such fiscal year under the agreement or the bonus paid or payable for the most recently completed fiscal year and (c) any previously deferred compensation and any accrued vacation pay; (ii) three times the sum of the executive officer’s base salary and bonus (based on the higher of the two amounts described in (i)(b) above); and (iii) the excess of (a) the actuarial equivalent of the benefit the executive officer would have been entitled to receive under the Pension Plan and the Supplemental Plan if his employment had continued for three years after the date of termination based on the compensation amounts that would have been required to be paid to him under the change of control employment agreement over (b) the actuarial equivalent of his actual benefit under the Pension Plan and the Supplemental Plan as of the termination date. In such event, Webster also will be required to: (i) continue benefits to the executive officer and his family at least equal to those that would have been provided to them under the change of control employment agreement if the executive officer’s employment had continued for at least three years after the termination date; (ii) provide outplacement services to the executive officer at its expense and (iii)

pay or provide to the executive officer any other amounts or benefits to which he is entitled under any agreement or plan of Webster and its affiliated companies. If the executive officer would be subject to the excise tax imposed by Section 4999 of the Code (relating to excess parachute payments) on any payment or distribution by Webster or its affiliates to or for the benefit of the executive officer, Webster will pay to the executive officer a gross-up amount sufficient (after all taxes) to pay such excise tax (including interest and penalties with respect to any such taxes). However, if the payments and distributions do not exceed 110% of the maximum amount that could be paid to the executive officer such that no excise tax would be imposed, no gross-up payment will be made and the payments and distributions will be reduced to such maximum amount.

          For purposes of the change of control employment agreements, a “change of control” means: (1) the acquisition by any individual, entity or group (a “Person”) of beneficial ownership of 20% or more of either (i) the outstanding shares of the Common Stock of Webster or (ii) the combined voting power of the then outstanding voting securities of Webster entitled to vote generally in the election of directors (“Voting Securities”), except that any such acquisition (a) directly from Webster, (b) by Webster, (c) by any employee benefit plan or trust of Webster or any controlled corporation, or (d) pursuant to a transaction that complies with clauses (3)(i), (ii) and (iii) below will not constitute a change of control; (2) individuals who, as of December 15, 1997 (for Messrs. Smith and Bromage), as of March 30, 2001 (for Mr. Healy) and as of April 24, 2002 (for Mr. Savage) constituted the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, except that any individual becoming a director after such date whose election, or nomination for election by the shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors; or (3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Webster or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and Voting Securities immediately before the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (the “Resulting Common Stock”) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (the “Resulting Voting Securities”), as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Webster or all or substantially all of Webster’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately before the Business Combination, of the outstanding Common Stock and Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan or trust of Webster or the Resulting Corporation) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding Resulting Common Stock or the combined voting power of the Resulting Voting Securities, except to the extent that such ownership existed before the Business Combination and (iii) at least a majority of the members of the Board of Directors of the Resulting Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or (4) approval by the shareholders of Webster of a complete liquidation or dissolution of Webster.

Compensation Committee Report on Executive Compensation

          The Compensation Committee of the Board of Directors consists of five non-employee directors. The members of the Compensation Committee currently are John J. Crawford (Chairman), Joel S. Becker, O. Joseph Bizzozero, Jr., George T. Carpenter and Roger A. Gelfenbien. The Committee recommends to the non-employee members of the Board of Directors, which has ultimate responsibility over such matters, executive officer salaries, bonuses and certain other forms of compensation, including long-term incentive awards. All recommendations of the Compensation Committee regarding executive officer compensation for the 2003 fiscal year were approved by the Board of Directors.

          Set forth below is a report addressing Webster’s compensation policies for fiscal year 2003 as they affected Webster’s executive officers.

           Compensation Policies for Executive Officers. Webster’s executive compensation policies are designed to provide competitive levels of compensation, to assist Webster in attracting and retaining qualified executives and to encourage superior performance. For purposes of this report, executive officers include the Chief Executive Officer, Chief Operating Officer, and the five Executive Vice Presidents of the Corporation. In determining levels of executive officers’ overall compensation, the Compensation Committee considers the qualifications and experience of the persons concerned, the size of the institution and the complexity of its operations, the financial condition, including income, of the institution, the compensation paid to other persons employed by the institution and the compensation paid to persons having similar duties and responsibilities in comparable financial institutions. The Compensation Committee employs outside consultants and refers to published survey data in establishing compensation.

           Relationship of Performance to Executive Compensation. Compensation paid to Webster’s executive officers in 2003 consisted of the following components: base salary, bonuses, long-term incentives (awards of stock options and restricted stock) and participation in Webster employee benefit plans. While each of these components has a separate purpose and may have a different relative value to the total, a significant portion of the total compensation package is highly dependent on the financial success of Webster and shareholder return. Generally, base salaries for executive officers approximate the median of salaries paid for comparable positions at other financial institutions. Short-term and long-term incentive compensation plans are designed to provide significant compensation opportunities when Webster meets or exceeds its strategic and financial goals. The ultimate value of long-term incentive compensation such as stock options and restricted stock is dependent primarily on the performance of Webster’s Common Stock. Webster’s executive officers’ compensation is tied to Webster’s goals and their compensation may be higher or lower than average total compensation for similar positions at comparable financial institutions depending on whether or not Webster exceeds or falls short of its goals.

          For 2003, the Compensation Committee intended that total compensation for executive officers other than the Chief Executive Officer be at approximately the median for executives whose compensation was highly dependent on corporate results and higher than the median for executives whose compensation was highly dependent on the line of business results as compared to comparable financial institutions based on their past practices, recognizing that Webster has grown responsibly and has made significant progress in pursuit of its strategic and financial objectives.

           Base Salary. The Compensation Committee reviews executive base salaries annually in February. Base salary considers the internal value of the position and tracks with the external marketplace. In 2003, the executive officers listed on page 10 served pursuant to employment agreements that provide for a minimum base salary that may not be reduced without the consent of the executive officer. In establishing the 2003 salary for each executive officer, the Compensation Committee considered the officer’s responsibilities, qualifications and experience, the size of the institution and the complexity of its operations, the financial condition of the institution (based on levels of income, asset quality and capital), and compensation paid to persons having similar duties and responsibilities in comparable financial institutions. Base salaries for executive officers, increased in 2003 due in large part to positive financial performance in 2002 and to the increased size and complexity of the institution.

           Annual Incentive Plan. The Incentive Plan for Webster was adopted by the Board of Directors on February 19, 2003 after a thorough review of incentive plans and performance metrics used by a large sample of regional and national banks conducted by William M. Mercer Inc. The Incentive Plan covers executive officers, other than the Chief Executive Officer, approved for participation in the Incentive Plan by the Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors for awards under the Incentive Plan.

          The Incentive Plan formula calls for the bonuses of executive officers to be determined on the basis of the following metrics: achievement of the corporate financial plan; an improvement in adjusted return on average equity compared to Peer Group; and, where applicable, the achievement of line of business financial plans. Target is achieved if Webster meets its annual financial plan and if the adjusted return on average equity improves relative to Webster’s Peer Group. In the case of executive officers that are line of business heads, a significant portion of the annual incentive opportunity is dependent on whether the line of business meets or exceeds its annual financial plan. The target bonuses are set relative to executive officers’ responsibilities with such target bonuses equal to 50% to 75% of the recipient’s base salary. Additional or lesser bonuses may be earned to the extent that performance exceeds or falls short of the target, through the application of a bonus multiplier which equals “1” when the target is met and which increases or decreases to the extent that performance exceeds or falls short of the target. Awards to the executive officers under the Incentive Plan are based 30% to 100% on corporate performance and 0% to 70% on line of business performance depending on the executive officer’s responsibilities. Awards for 2003 amounted to 92% of target for corporate performance and ranged from 155% to 161% of target for the line of business performance.

           Qualified Performance-Based Compensation Plan. The Qualified Performance-Based Compensation Plan (the “Plan”) was adopted by the Board of Directors effective January 1, 2003, and approved by shareholders at the 2003 annual meeting for a five-year term to expire at the Annual Meeting. The Plan is designed to further the growth and profitability of Webster by providing the Chief Executive Officer and other selected executive officers as may be determined by the Compensation Committee, with the opportunity to earn annual incentive compensation based on business, financial and strategic results, thereby enabling Webster to motivate key employees to achieve high profitability and strategic objectives for the Corporation. The Plan is intended to satisfy the requirements of Section 162(m) of the Code with respect to the deduction of qualified performance-based compensation. The Chief Executive Officer was the only participant in the Plan for 2003, and his bonus was determined based on accomplishment against the designated performance objectives under the Plan, achievement against the corporate financial plan and an relative improvement in the adjusted return on average equity compared to Webster’s Peer Group.

           Long-Term Incentive Compensation. The Board of Directors endorses the position that stock ownership by management is beneficial in aligning management’s and shareholders’ interests in the enhancement of shareholder value. To that end, Webster has established formal stock ownership guidelines for all executive officers. Executive officers must own Webster stock with a value of three times their base salaries. The President, COO must own Webster stock with a value of four times his base salary. The CEO must own Webster stock with a value of five times his base salary. The CEO and the President and COO have met these guidelines. Other executive officers meet the guidelines by agreeing to hold all long-term incentives which include vested restricted stock and exercised stock options (net of taxes), until they achieve their respective thresholds of Webster common stock.

          Webster uses stock options and restricted stock awards to provide long-term incentive compensation. The Compensation Committee makes recommendations to the non-employee members of the Board of Directors for awards under the Corporation’s 1992 Stock Option Plan. Long-term compensation, which emphasizes long-term results, is targeted at 50% to 125% (excluding the CEO) of the recipient’s base salary depending upon the executive officer’s responsibilities. For 2003, one-third of long-term compensation was paid in restricted stock and two-thirds was paid in stock options.

          The purpose of stock option awards is to provide an opportunity for the recipients to acquire or increase a proprietary interest in Webster, thereby creating a stronger incentive to expend maximum effort for the long-term growth and success of Webster and encouraging recipients to remain in the employ of Webster. Officers and other full-time employees of Webster and its subsidiaries are eligible for grants under the Corporation’s 1992 Stock Option Plan. Stock options are normally granted each year as a component of long-term compensation with the size of the grants generally tied to and weighted approximately equally based on an officer’s responsibility level, base salary and performance. The number of options held is not considered when determining the option awards for executive officers. All options have four-year incremental vesting requirements. During 2003, 63,351 stock options were granted to Webster’s executive officers other than the Chief Executive Officer.

          The purpose of Webster’s restricted stock awards is to attract and retain executive officers whose actions will have an impact on Webster’s long-term operating results and to motivate such executives by providing them with an immediate ownership stake in the business. Recipients are paid dividends on the shares and have voting rights. All restricted stock awards have vesting requirements that range from three years to five years. In addition to providing a direct relationship between shareholder value creation and the value of the benefit to the officer, restricted stock is a powerful retention device, as the shares are not conveyed to the executive until vesting restrictions have been satisfied. During 2003, 9,886 shares of restricted stock were awarded to executive officers other than the Chief Executive Officer, of which 385 shares related to the 2003 bonus awards, a part of which was paid in restricted stock rather than cash for a portion of the award that exceeded the target bonus payments.

          Other. In addition to the compensation paid to executive officers as described above, executive officers received, along with and on the same terms as other employees, certain benefits pursuant to the 401(k) Plan, the Employee Stock Purchase Plan, the ESOP and the Pension Plan. In addition, executive officers received certain benefits under Webster’s nonqualified supplemental retirement plan that are otherwise limited by Internal Revenue Code caps on qualified plans.

          CEO Compensation. The Compensation Committee, in determining the compensation for the Chief Executive Officer, considers Webster’s size and complexity, financial condition and results and progress in meeting strategic objectives. The Chief Executive Officer’s base salary increased in 2003 due in large part to positive financial performance in 2002 and to the increased size and complexity of the institution. The CEO’s annual bonus was determined under the Qualified Performance-Based Compensation Plan, the material terms of which were approved by the Board of Directors and the shareholders at the 2003 annual meeting for a five-year term to expire at the Annual Meeting. The Committee determined that for 2003, in addition to attainment of the performance objectives under the Plan, it would base the CEO’s target bonus, which was set at 95% of base salary, primarily on achieving the corporate financial plan (50%) and achieving an improvement in the adjusted return on average equity against Webster’s Peer Group (50%). The CEO’s annual bonus payment was $611,800 for 2003, which amounted to 92% of target bonus. The bonus was paid in cash.

          Regarding long-term incentive compensation, targeted at 160% of base salary in 2003, the CEO received an annual grant of 65,728 stock options and an award of 9,858 restricted shares, which were made in accordance with the Corporation’s 1992 Stock Option Plan.

          For 2003, the Compensation Committee intended that total compensation for the Chief Executive Officer, be at approximately the median for comparable financial institutions based on their past practices, and relative to the results Webster achieved against its financial plan. The Committee also noted that Webster has grown responsibly and has made significant progress in pursuit of its strategic objectives.

           Internal Revenue Code Section 162(m). In 1993, the Code was amended to disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the Code), unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring Webster’s compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation.

Compensation Committee

John J. Crawford (Chairman)
Joel S. Becker
George T. Carpenter
Roger A. Gelfenbien
O. Joseph Bizzozero, Jr. (director of Webster Bank only)

Compensation Committee Interlocks and Insider Participation

          From time to time Webster Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. It is the belief of management that these loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectibility nor present other unfavorable features.

          George T. Carpenter, a director of Webster and Webster Bank, is the President and Treasurer of Carpenter Realty Co. (“Carpenter Realty”) and S. Carpenter Construction Co. (“Carpenter Construction”). During fiscal 1998, Webster Bank entered into a 15 year lease for office space with Carpenter Realty and the annual rent for 2003 was $62,475. Webster Bank entered into a three-year lease with Carpenter Realty effective March 1, 2000 for storage and work space at an annual rate of $10,923.

Certain Relationships

          For a description of loans made to Webster Bank’s directors, executive officers and related persons and entities, see “Compensation Committee Interlocks and Insider Participation.”

Audit Committee Report

          The Corporation’s Audit Committee currently has four members, Messrs. Jacobi (Chairman), Crawford, Finkenzeller, and Gelfenbien. As of the date of this Proxy Statement, each of the Committee members is an “independent director” under the New York Stock Exchange rules. The Audit Committee’s responsibilities are described in a written charter that was adopted by the Corporation’s Board of Directors. The Audit Committee’s charter is attached at the end of this Proxy Statement.

          The Audit Committee has reviewed and discussed the Corporation’s audited financial statements for the fiscal year ended December 31, 2003 with Webster’s management. The Audit Committee has discussed with KPMG LLP, the Corporation’s independent auditors, the matters required to be discussed by SAS No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP the independence of KPMG LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to Webster’s Board of Directors that the Corporation’s audited financial statements for the year ended December 31, 2003 be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee

C. Michael Jacobi (Chairman)
John J. Crawford
Robert A. Finkenzeller
Roger A. Gelfenbien

COMPARATIVE COMPANY PERFORMANCE

     The following table sets forth comparative information regarding Webster’s cumulative shareholder return on its Common Stock over the last five fiscal years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) for the measurement period plus share price change for a period by the share price at the beginning of the measurement period. Webster’s cumulative shareholder return over a five-year period is based on an initial investment of $100 on December 31, 1998 and is compared to the cumulative total return of the Standard & Poor’s 500 Index (“S&P 500 Index”), the SNL All Bank and Thrift Index and a peer group index prepared by SNL Financial LC (“SNL Peer Index”). The SNL Peer Index includes 63 bank and thrift companies with reported market capitalizations between $750 million and $2 billion at December 31, 2003, with the returns of each issuer in the group weighted according to the issuer’s respective stock market capitalization at the beginning of each period for which a return is indicated. Because Webster’s market capitalization exceeded $2.1 billion at December 31, 2003, the SNL Peer Index will not be included in the comparison in the future.

Comparison of Five Year Cumulative Total Return Among
Webster, S&P 500 Index, SNL All Bank & Thrift Index
and SNL Peer Index

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Webster Financial Corporation	100.00	87.30	107.72	122.54	138.12	185.90
S&P 500	100.00	121.11	110.34	97.32	75.75	97.40
SNL All Bank & Thrift Index	100.00	95.67	115.57	117.28	110.20	149.40
SNL Peer Index	100.00	91.62	108.81	122.83	133.07	187.51

Source: SNL Financial LC

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Webster’s directors, certain officers and persons who own more than 10 percent of its Common Stock to file with the Securities and Exchange Commission initial reports of ownership of Webster’s equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Webster, the Corporation believes that during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to Webster’s directors, officers and more than 10% owners were complied with on a timely basis.

STOCK OWNED BY MANAGEMENT

     The following table sets forth information as of March 1 2004 with respect to the amount of Webster Common Stock beneficially owned by each director of Webster, each nominee for election as a director, each of the named executive officers and by all directors and executive officers of Webster as a group.

	Number of Shares	Percent of
Name and Position(s)	and Nature of	Common Stock
with Webster	Beneficial Ownership (a)	Outstanding
Joel S. Becker
Director (and Director Nominee)	42,202	*
William T. Bromage
President, Chief Operating Officer,
Director (and Director Nominee)	246,068	*
George T. Carpenter
Director	93,617	*
John J. Crawford
Director	38,694	*
Robert A. Finkenzeller
Director	27,277	*
Roger A. Gelfenbien
Director	4,964	*
William J. Healy
Executive Vice President
and Chief Financial Officer	32,728	*
C. Michael Jacobi
Director	35,260	*
Lawrence C. Morse
Director	0	*
Peter K. Mulligan
Former Senior Executive Vice President,
Retail Banking	170,621	*
Joseph J. Savage
Executive Vice President,
Commercial Banking	9,128	*
James C. Smith
Chairman, Chief Executive Officer,
Director (and Director Nominee)	1,195,509	2.53%

	Number of Shares	Percent of
Name and Position(s)	and Nature of	Common Stock
with Webster	Beneficial Ownership (a)	Outstanding
All Directors and executive officers as a group (14 persons)	1,920,372	4.03%

* Less than 1% of Common Stock outstanding.

(a)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from March 1, 2004. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

The table includes shares owned by spouses, other immediate family members and others over which the persons named in the table possess shared voting and/or shared investment power as follows: Mr. Becker, 2,016 shares; Mr. Carpenter, 44,654 shares; Mr. Smith, 65,254 shares; and all directors and executive officers as a group, 111,924 shares. The table also includes the following: 1,368,585 shares subject to outstanding options which are exercisable within 60 days from March 1, 2004; 80,756 shares held in the 401(k) Plan by executive officers; 5,711 shares purchased by executive officers through the Employee Stock Purchase Plan that are held by American Stock Transfer & Trust Company; 95,901 shares of restricted stock that were not vested as of March 1, 2004; and 25,526 shares held in the ESOP that have been allocated to the accounts of executive officers. All other shares included in the table are held by persons who exercise sole voting and sole investment power over such shares.

Outstanding options reflected in the table were held as follows: Mr. Becker, 18,200 shares; Mr. Bromage, 206,655 shares; Mr. Carpenter, 19,360 shares; Mr. Crawford, 21,334 shares; Mr. Finkenzeller, 18,000 shares; Mr. Gelfenbien, 4,000 shares; Mr. Healy, 14, 815 shares; Mr. Jacobi, 20,000 shares; Mr. Mulligan, 136,527 shares; Mr. Savage, 3,031; and Mr. Smith, 893,757 shares.

PRINCIPAL HOLDERS OF VOTING SECURITIES OF WEBSTER

          The following table sets forth information as of February 13, 2004 with respect to the beneficial ownership of Common Stock by any person or group as defined in Section 13(d)(3) of the Exchange Act who is known to the Company to be the beneficial owner of more than 5 percent of the Common Stock.

Number of Shares;
	Nature of	Percent of
	Beneficial	Common Stock
Names and Addresses of Beneficial Owners	Ownership (1)	Owned
Private Capital Management (“PCM”)	3,825,076 (2)	8.4%
8889 Pelican Bay Blvd.
Naples, Florida 34108

(1)	Based on information in the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act, unless otherwise indicated. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 13, 2004. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

(2)	Bruce S. Sherman is the Chief Executive Officer and Gregg J. Powers is President of PCM. PCM reports that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. PCM also reports that Messrs. Sherman and Powers exercise shared dispositive and shared voting power over 3,832,076 and 3,825,076 shares, respectively, held by PCM’s clients and managed by PCM. PCM also reports that Messrs. Sherman and Powers disclaim beneficial ownership of the shares held by PCM’s clients and disclaim the existence of a group.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal 2)

     The Board of Directors has appointed the firm of KPMG LLP to continue as independent auditors for Webster for the year ending December 31, 2004, subject to ratification of the appointment by Webster’s shareholders. KPMG LLP was appointed as the independent auditors of Webster Bank in 1985, has performed audits for Webster Bank for the years ended December 31, 1983 through 2003, and has similarly performed audits for Webster for the years ended December 31, 1986 through 2003. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG LLP, independent certified public accountants, to audit the books and accounts of Webster for the year ending December 31, 2004. No determination has been made as to what action the Board of Directors would take if Webster’s shareholders do not ratify the appointment.

     Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of KPMG LLP as Webster’s independent auditors for the year ending December 31, 2004.

     Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The Board of Directors recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as Webster’s independent auditors for the year ending December 31, 2004.

Auditor Fee Information

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Corporation’s annual financial statements for the years ended December 31, 2003 and December 31, 2002 and fees billed for other services rendered by KPMG LLP during those periods.

	Fiscal 2003	Fiscal 2002
Audit Fees (1)	$687,100	$576,500
Audit Related Fees (2)	204,569	15,000
Tax Fees (3)	18,805	52,137
All Other Fees (4)	0	191,641

Total	$910,474	$835,278

(1) Audit Fees consist of fees billed for professional services rendered for the audit of the Corporation’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2) Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to employee benefit plan audits and financial due diligence services in connection with acquisitions.

(3) Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance.

(4) All Other Fees consist of fees for products and services other that the services reported above. In fiscal 2002, this category included fees related to KPMG staff loaned to Webster in connection with its conversion to a new item processing technology system.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

          Consistent with Securities and Exchange Commission requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. As authorized by that statute, the Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve up to $100,000 in audit and permissible non-audit services. Any decisions by the Chairman of the Audit Committee under this delegated authority will be reported at the next meeting of the Audit Committee. Management is required to report, on a quarterly basis, to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

          The pre-approval policy was implemented effective as of January 26, 2004. All engagements of the independent auditor to perform any audit services and non-audit services since that date have been pre-approved by the Audit Committee in accordance with the pre-approval policy. The policy has not been waived in any instance. All engagements of the independent auditor to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance with its normal functions, and none of those engagements made use of the de minimus exception to pre-approval contained in the Commission’s rules.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR INCLUSION IN PROXY STATEMENT

          Any proposal which a Webster shareholder wishes to have included in Webster’s proxy statement and form of proxy relating to Webster’s 2005 annual meeting of shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by Webster’s Secretary at Webster Plaza, Waterbury, Connecticut 06702 by November 22, 2004. Nothing in this paragraph shall be deemed to require Webster to include in its proxy statement and form of proxy for the meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any other proposal for consideration by shareholders at Webster’s 2005 annual meeting of shareholders must be delivered to, or mailed to and received by, the Secretary of Webster not less that 30 days nor more than 90 days prior to the date of the meeting if Webster gives at least 45 days’ notice or prior public disclosure of the meeting date to shareholders.

OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote the proxy in accordance with the determination of a majority of the Board of Directors.

By order of the Board of Directors

/s/ James C. Smith

James C. Smith
Chairman and Chief Executive Officer

Waterbury, Connecticut
March 19, 2004

Audit Committee Charter

STATEMENT OF POLICY

The Audit Committee for Webster Financial Corporation (the “Corporation”), which is composed solely of directors who are independent of management and free from any relationship that would interfere with the exercise of independent judgement, serves as the Audit Committee of the Corporation, and its subsidiaries, including Webster Bank (the “Bank”), and its subsidiaries, including Webster Trust Company, N. A. (the “Trust Company”), and Webster Investment Services, Inc. (the “Broker/Dealer”).

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders, potential shareholders, and investment community by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; compliance by the Corporation with legal and regulatory requirements and the Corporation’s auditing, accounting and financial reporting processes generally, and the independent accountant’s qualifications and independence. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Corporation’s independent accountants and internal auditing department.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement. The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.

Composition

The Audit Committee shall comprise no fewer than three directors as determined by the Board of Directors of the Corporation, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. The members of the Audit Committee shall meet the independence, experience and expertise requirements of the New York Stock Exchange, Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In addition, the Corporation, its Board of Directors, and the Audit Committee shall comply with all applicable laws, rules, regulations and guidelines, including, without limitation, those contained in 12 USC Sec. 1831m, Part 363 of the rules and regulations of the Federal Deposit

Insurance Corporation, which establish criteria for an independent audit committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least two members of the Audit Committee shall have accounting or related financial management and banking expertise. Committee members may enhance their familiarity with finance, accounting and risk management by participating in educational programs conducted by the Corporation’s General Auditor, members of management, or an outside consultant.

The members of the Audit Committee, and its Chair, shall be elected by the Board of Directors of the Corporation at its annual organizational meeting, may be removed and replaced by the Board of Directors, and shall serve until their successors are duly elected and qualified.

Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. In order to foster open communication, the Audit Committee should meet at its discretion with the Corporation’s General Auditor and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

Practices

In carrying out its responsibilities, the Audit Committee will adopt practices which will enable the Committee to best react to changing conditions and to ensure that the corporate accounting and reporting practices, the system of internal controls, and the fiduciary activities conducted are in accordance with all requirements and are of the highest quality.

In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

•	One or more officers or employees of the Corporation whom the Committee member reasonably believes to be reliable and competent in the matters presented;

•	Counsel, independent auditors or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

•	Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

The Audit Committee shall:

Audit Administration

1.	Hold regular meetings as may be necessary, and special meetings as may be called by the Chair of the Audit Committee or at the request of the independent accountants or the Corporation’s General Auditor.

2.	Consult with management for input regarding the Audit Committee’s responsibilities, but may not delegate these responsibilities.

3.	Form and delegate authority to subcommittees when appropriate.

4.	On an annual basis, receive from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Corporation, consistent with Independence Standards Board Standard 1, discuss with the independent accountants the independent accountants’ independence, actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact objectivity and independence of the independent accountants, and take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent accountants.

5.	Review the experience and qualifications of the senior members of the independent accountant’s team.

6.	Obtain and review a report from the independent accountants, at least annually, describing (a) the independent accountant’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the independent accountant, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the independent accountant, and any steps taken to deal with any such issues, and (c) to assess the independent accountant’s independence, all relationships between the independent accountant and the Corporation.

7.	On an annual basis, review and approve the Audit Committee’s Independent Accountants Retention Guidelines. The Guidelines shall comply with all applicable laws, rules, regulations and guidelines, and shall set clear hiring policies for employees or former employees of the independent accountants. A copy of the Independent Accountant Retention Guidelines is attached hereto as Appendix A.

8.	Review and pre-approve all audit engagement fees and terms and any non-audit engagements (to the extent permitted under applicable law) with the independent accountants. On an annual basis, the Audit Committee shall review and approve the Pre-Approval Policy, a copy of which is attached hereto as Appendix B.

9.	Review the qualifications and the quality control procedures of the independent accountants. Evaluate the performance of the independent accountants and make recommendations to the Board of Directors regarding the selection, appointment, replacement or termination of the independent accountants. The independent accountants shall be ultimately accountable to the Board of Directors and the Audit Committee, as representatives of shareholders.

10.	Confer with the independent accountants and the internal auditors concerning the scope of their audits of the Corporation, the Bank and its subsidiaries, and review and approve the independent accountants’ annual engagement letter.

11.	Review activities, organizational structure, and qualifications of the internal audit department and the appointment and replacement of the Corporation’s General Auditor.

12.	Review with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements, compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

13.	Obtain from the independent accountants assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

14.	Retain independent counsel, independent accountants, or others where appropriate, without seeking Board approval, for any matters related to the discharge of the duties and responsibilities assigned to the Audit Committee. As determined by the Audit Committee, the Corporation shall provide appropriate funding for payment of compensation to any such advisors.

15.	Review and reassess the adequacy of the Audit Committee Charter and the Audit Committee’s own performance annually, and recommend any proposed changes to the Board of Directors for approval.

16.	Report through its Chair to the Board of Directors at the Board’s next regularly scheduled meeting following the meeting of the Audit Committee matters reviewed by the Audit Committee.

17.	Discuss with the independent accountants, Statement on Auditing Standards No. 61 matters. In particular:

(a)	The adoption of, or changes to, the Corporation’s significant auditing and accounting principles and practices as suggested by the independent accountant, internal auditors, or management.

(b)	Any “management” or “internal control” letter issued, or proposed to be issued, by the independent accountant and the Corporation’s response thereto.

(c)	Any difficulties encountered in the course of the audit work, including any restrictions on the independent accountant’s scope of activities or access to requested information, and any significant disagreements with management.

18.	Make a recommendation to the Board of Directors as to whether the financial statements should be included in the Corporation’s Annual Report on Form 10-K.

19.	Approve the report of Audit Committee to be included in the Corporation’s Proxy Statement for its Annual Meeting of Shareholders.

20.	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

21.	Review with the full Board any issues that arise with respect to the quality and integrity of the Corporation’s financial statements.

System of Internal Control

1.	Review and approve annual audit plans; direct the internal auditors or the independent accountants to specific matters or areas deemed by the Audit Committee to be of special significance; and authorize the performance of supplemental reviews or audits, as the Audit Committee may deem desirable.

2.	Review and discuss with management and the independent accountants the Corporation’s audited annual financial statements and the independent accountants’ opinion rendered with respect to such financial statements. This review shall include the nature and extent of any significant changes in accounting principles or initiatives, off-balance sheet structures (if any), management’s discussion and analysis and accounting estimates, and disagreements with management.

3.	Review with financial management and the independent accountants the Corporation’s annual audited and quarterly financial statements, including the Corporation’s disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and in the case of quarterly financial statements, the results of the independent accountant’s reviews of the quarterly financial statements.

4.	Review with management and the independent accountants the effect of regulatory and accounting initiatives as well as off-balance sheet structures of the Corporation’s financial statements.

5.	Review with management the Corporation’s earnings press releases, including the use of “pro forma” or non-GAAP financial measures, as well as financial information and earnings guidance provided to analysts and rating agencies.

6.	Review with the Chief Risk Officer, the General Auditor, and the independent accountants the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposure. The Audit Committee shall meet at least annually with the Chief Risk Officer to review the Corporation’s Enterprise Risk Management process.

7.	Review the adequacy of the Bank, the Trust Company, and the Broker/Dealer systems of internal controls by obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures of the Corporation and the Bank and its subsidiaries and reviewing the correction of controls deemed to be deficient.

8.	Meet at least quarterly with the chief financial officer, the Corporation’s General Auditor and the independent accountants in separate executive sessions, in order to ensure that independent, direct communication between the Boards of Directors, chief financial officer, the Corporation’s General Auditor and independent accountants is provided.

9.	Review the appointment and replacement of the General Auditor.

10.	Review the significant reports to management prepared by the internal auditing function and management’s responses thereto.

11.	Discuss with the independent accountants the Corporation’s internal audit function and any recommended changes in the planned scope of the internal audit.

12.	Review with the full Board any issues that arise with respect to the performance of the internal audit function.

Compliance Oversight Responsibilities

1.	Oversee the Corporation’s policies on business ethics and conduct.

2.	Obtain reports from management, the General Auditor responsible for the internal audit function and the independent accountant, that address conformity with applicable legal and regulatory requirements and the Corporation’s Code of Business Conduct and Ethics by the Corporation and its subsidiaries. Review reports and disclosures of insider and affiliated party transactions. Review with the full Board any issues that arise with respect to the Corporation’s compliance with legal and regulatory requirements and with the Corporation’s Code of Business Conduct and Ethics.

3.	Review regulatory examination findings. Discuss with management, the General Auditor, and the independent accountants, any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Corporation’s financial statements or accounting policies.

4.	Discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements, and with the Corporation’s Senior Compliance Officer legal matters that may have an impact on the Corporation’s compliance policies.

5.	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters.

6.	Establish procedures for the confidential, anonymous submission by employees of the Corporation or any subsidiary of concerns regarding questionable accounting or auditing matters.

Loan Review Activities

1.	On an annual basis, review and approve the Loan Review Policy and Procedures.

2.	Review activities, organizational structure, and qualifications of the Independent Loan Review Department.

3.	Receive written reports from the Loan Review Manager on control deficiencies and the correction of same.

4.	On an annual basis, review management’s methodology and conclusions regarding the adequacy of the allowance for loan losses.

Fiduciary Activities – Webster Trust Company, N. A.

1.	Ensure that, at least once during each calendar year, suitable audits of the Trust Company’s affairs and fiduciary activities are performed. Such audits may be performed by the internal auditors, or by independent auditors retained for such purpose. Written audit reports shall be presented to the Audit Committee and the Board of Directors of the Trust Company at their next regularly scheduled meetings.

2.	Discuss with the internal or independent accountants whether the Trust Company is operating in a sound condition, and whether adequate internal controls and procedures are being maintained, whether fiduciary powers have been administered according to law,

Part 9 of the Regulations of the Comptroller of the Currency, and sound fiduciary principles.

3.	Recommend to the Board of Directors of the Trust Company such changes in the manner of conducting the affairs and fiduciary activities of the Trust Company as shall be deemed advisable.

4.	The Audit Committee may designate the Corporation’s General Auditor to represent it at meetings of the Board of Directors of the Trust Company.

Broker/Dealer Activities – Webster Investment Services, Inc.

1.	Ensure that, at least once during each calendar year, suitable audits of the Broker/Dealer are performed. Such audits may be performed by the internal auditors, or by independent auditors retained for such purpose. Written audit reports shall be presented to the Audit Committee and the Board of Directors of the Broker/Dealer at their next regularly scheduled meetings.

2.	Discuss with the internal or independent auditors whether the Broker/Dealer is operating in a sound condition, whether adequate internal controls and procedures are being maintained, and whether the Broker/Dealer is in compliance with SEC guidelines, NASD rules and applicable securities laws and regulations.

3.	Recommend to the Board of Directors of the Broker/Dealer such changes in the manner of conducting the affairs and activities of the Broker/Dealer as shall be deemed advisable.

4.	The Audit Committee may designate the Corporation’s General Auditor to represent it at meetings of the Board of Directors of the Broker/Dealer.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountant.

Adopted by the Board of Directors as of January 26, 2004.

APPENDIX A

Audit Committee

Independent Accountant Retention Guidelines

Selection of Independent Accountants (a “Registered Public Accounting Firm”)

1.	On an annual basis review the performance, qualifications and experience of the Independent Accountants and recommend to the Board the appointment or discharge of the Independent Accountants.

2.	On an annual basis, to assess the Independent Accountant’s independence, the Audit Committee shall review all relationships between the Independent Accountants and Webster.

3.	On an annual basis review whether the Independent Accountants meet the independence requirements of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange. This review shall include: obtain and review a report by the Independent Accountants describing the Independent Accountant’s internal quality-control procedures; any material issues raised by the most recent internal quality control review, or peer review of the Independent Accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Independent Accountants, and any steps taken to deal with such issues.

4.	On an annual basis, the Audit Committee shall review the engagement of the Independent Accountants to ensure the rotation of the lead (or coordinating) audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.

5.	On no less frequently than a 5-year cycle, the Audit Committee shall consider whether it is appropriate or desirable to solicit from qualified accounting firms, formal proposals that include the scope, qualifications, and fees for performing the annual audit.

Performance of Non-Audit Services

1.	The Independent Accountants shall not perform any prohibited non-audit services as set forth in Section 201(a) of Title II of the Sarbanes-Oxley Act (Section 10A(g) of the Securities and Exchange Act of 1934).

2.	The Independent Accountants shall not perform internal audit work.

3.	The Independent Accountants shall not perform internal control related IT consulting.

4.	Without the prior approval of the Audit Committee, non-audit services performed by the Independent Accountants within the year shall not exceed 100 percent of total annual audit fees.

5.	All audit and non-audit services to be performed by the Independent Accountants shall be approved in advance in accordance with the Audit Committee’s Pre-Approval Policy.

Employment of Independent Accountant Employees

Employment of Independent Accountant personnel by Webster Financial Corporation or any of its direct or indirect subsidiaries shall be permitted in accordance with the following guidelines which shall be monitored by Webster’s Human Resources:

Management

1.	Management, which includes managers, senior managers, principals, and partners, that has performed audit or non-audit services at Webster in the last two years may not be hired without prior Audit Committee approval.

2.	Management who has not performed audit or non-audit services at Webster within the last two years may be hired without Audit Committee approval. A report of the hiring shall be made to the Committee at its next regularly scheduled meeting.

Staff

3.	Staff members may be hired without Audit Committee approval. A report of the hiring shall be made to the committee at the next regular scheduled meeting.

APPENDIX B

Audit Committee

Pre-Approval Policy

I.	Statement of Principles

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent accountant in order to assure that the provision of such services does not impair the accountant’s independence. Unless a type of service to be provided by the independent accountant has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

The appendices to this Policy describe the audit, permissible non-audit and tax services that have the pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

II.	Delegation

The Audit Committee may delegate pre-approval authority to one or more of its members. By this Policy, the Audit Committee delegates specific pre-approval authority to its Chair, provided that the estimated fee for any such proposed pre-approved service does not exceed $100,000. The Chair shall report any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

III.	Audit and Non-Audit Services

The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters as may be recommended by the Chief Financial Officer, Controller or independent accountant.

In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services as well as permissible non-audit services that would not impair the independence of the independent accountant. The Audit Committee has pre-approved the audit and permissible non-audit services listed in Exhibit A; provided, however, that specific engagements for such audit and non-audit services shall be approved and authorized by any one of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, and the Chief Financial Officer of the Corporation. All other audit and permissible non-audit services not listed in Exhibit A, or which have not been previously approved in connection with the independent accountant’s engagement letter for the applicable year, must be separately pre-approved by the Audit Committee.

The independent accountant shall not perform any prohibited non-audit services as set forth in Section 201(a) of Title II of the Sarbanes-Oxley Act (Section 10A(g) of the Securities and Exchange Act of 1934). In addition, the independent accountant shall not perform internal audit work or internal control related IT consulting.

IV.	Tax Services

The Audit Committee believes that the independent accountant can provide tax services such as tax compliance, tax planning and tax advice without impairing the independent accountant’s independence. However, the Audit Committee will not permit the retention of the independent accountant in connection with a transaction initially recommended by the independent accountant, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee has pre-approved the tax services listed in Exhibit B. All tax services not listed in Exhibit B, or which have not been previously approved in connection with the independent accountant’s engagement letter for the applicable year, must be separately pre-approved by the Audit Committee.

V.	Pre-Approved Fee Amounts

Maximum fee amounts for pre-approved services to be provided by the independent accountant will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

VI.	Procedures

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent accountant and the Chief Financial Officer or Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

VII.	Additional Matters

On a quarterly basis, the Audit Committee shall review a summary of fees paid year-to-date for all audit fees and engagements for audit, audit related, tax and other services, regardless of the fee amount. In addition, on a quarterly basis, management shall submit to the Audit Committee a report of each audit, audit-related, non-audit, tax and other engagement entered into in the quarter with the independent accountant, and the fee for such engagement(s).

Exhibit A

Pre-Approved Audit and Permissible Non-Audit Services for Fiscal Year 2004

     The Audit Committee has pre-approved the engagement of the independent accountant to provide the following audit and permissible non-audit services for fiscal year 2004 at a cost not to exceed $50,000 per engagement; provided, however, that specific engagements for such non-audit services shall be approved and authorized by any one of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, and the Chief Financial Officer of the Corporation:

1.	Consultation on Financial Accounting and Reporting Issues and Standards. This pre-approved service covers advice and consultation from the independent accountants on accounting for specific transactions, the notification of and application of new accounting principles or pronouncements, and consulting with the independent accountants about specific reporting and disclosure items.

2.	M & A Diligence. This pre-approved service covers the performance by the independent accountants of agreed upon procedures with respect to potential target businesses as requested by the Corporation. This includes conducting preliminary diligence to explore potential acquisitions or divestitures.

3.	Securities and Exchange Commission filings. This pre-approved service covers the review of SEC filings including filing of registration statements under the Securities Act of 1933 and periodic reports under the Exchange Act of 1934 Act filings for compliance with application rules and regulations and the provisions of consents for such filings and reports where required.

4.	Employee Benefit Plans. This pre-approved service covers the performance of audits of employee benefit plans.

5.	Internal Control reviews. This pre-approved service covers assistance provided by the independent accountant in connection with documenting internal control policies and procedures over financial reporting.

6.	Specific Acquisitions. This pre-approved service covers accounting consultations and audits in connection with specific acquisitions.

7.	Internal investigations. This pre-approved service authorizes the independent accountants to perform internal investigations or fact-finding services as requested.

8.	Comfort Letters. This pre-approved service covers comfort letters in connection with specific transactions.

Exhibit B

Pre-Approved Tax Services For Fiscal Year 2004

The Audit Committee has pre-approved the engagement of the independent accountant to provide the following tax services for fiscal year 2004 at a cost not to exceed $50,000 per engagement:

1.	Preparation and/or review of quarterly or annual tax returns.

2.	Review of the Corporation’s federal consolidated tax return and all related schedules and disclosure statements.

3.	Review and advice on tax compliance issues.

4.	Tax planning and advice, including assistance with tax audit and appeals, tax advice related to mergers and acquisitions, review of employee benefit plans and requests for rulings or technical advice from taxing authorities; provided however, that the services of the independent accountant as an advocate for the Corporation before a tax court, district court or federal court of claims is specifically prohibited, as is the retention of the independent accountant in a transaction initially recommended by the independent accountant, the sole purpose of which may tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

5.	Review of tax positions for purposes of audit services.

6.	Consultation on tax compliance.

ANNUAL MEETING OF STOCKHOLDERS OF

WEBSTER FINANCIAL CORPORATION

April 22, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach and mail in the envelope provided.â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect three directors to serve for three-year terms (Proposal 1).

NOMINEES:
☐ FOR ALL NOMINEES	¡	Joel S. Becker
	¡	William T. Bromage
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	James C. Smith

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

FOR AGAINST ABSTAIN
☐        ☐           ☐

2.	To ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent auditors of Webster for the fiscal year ending December 31, 2004 (Proposal 2).

3.	The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of Webster’s Board of Directors.

Signature of Shareholder __________________   Date: ________________   Signature of Shareholder____________________   Date: _________________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

REVOCABLE PROXY

WEBSTER FINANCIAL CORPORATION
Annual Meeting of Shareholders
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Webster Financial Corporation (“Webster” or the “Corporation”) hereby appoints Robert A. Finkenzeller, John J. Crawford and C. Michael Jacobi, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders (the “Annual Meeting”) to be held at 4:00 p.m., local time, on Thursday, April 22, 2004, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut, and at any adjournments of the meeting, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

     This proxy will be voted as directed by the undersigned shareholder. Unless contrary direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1; FOR the ratification of Webster’s appointment of independent auditors (Proposal 2); and in accordance with the determination of a majority of the Board of Directors as to any other matters. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Senior Vice President, Investor Relations of the Corporation, by re-voting by telephone or on the Internet, or by attending the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

(Continued and to be dated and signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

WEBSTER FINANCIAL CORPORATION

April 22, 2004

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
- OR -
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	ACCOUNT NUMBER CONTROL NUMBER
- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

â Please detach along perforated line and mail in the envelope provided. IF you are not voting via telephone or the Internet.â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect three directors to serve for three-year terms (Proposal 1).

NOMINEES:
☐ FOR ALL NOMINEES	¡	Joel S. Becker
	¡	William T. Bromage
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	James C. Smith

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

FOR AGAINST ABSTAIN
☐        ☐           ☐

2.	To ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent auditors of Webster for the fiscal year ending December 31, 2004 (Proposal 2).

3.	The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of Webster’s Board of Directors.

Signature of Stockholder __________________   Date: ________________   Signature of Stockholder____________________   Date: _________________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.